AMENDMENT NO. 1 TO PLACEMENT AGENCY AGREEMENT

     This Amendment No.1 is made as of May 25, 2004, by and between Meyers Associates L.P. ("PLACEMENT AGENT") and Universal Detection Technology ("UDT").

     Reference is made to that certain Placement Agency Agreement dated as of April 29, 2004 (the "ORIGINAL AGREEMENT") by and between Placement Agent and UDT. All terms not otherwise defined herein shall have the meanings ascribed to them in the Original Agreement. Placement Agent and UDT hereby amend the Original Agreement as follows:

     1. Section 2(b) of the Original Agreement is hereby amended to reflect that the Offering may be increased by another additional $1,000,000 so that the total potential increase may be $2,000,000.

     2. Section 5 of the Original Agreement is hereby amended to add a new section (d) as follows:

          (d) In the event that subscriptions of $2,000,000 are received and accepted, then the Placement Agent and the Company shall enter into a Financial Consulting Agreement, substantially in the form of Exhibit A annexed hereto, providing for a monthly payment to the Placement Agent of $5,000 per month for term of one year. Further, in the event that subscriptions in the amount of $2,500,000 or more are receive and accepted, then the term of the Consulting Agreement shall be 18 months and the monthly fee shall be $7,500.

     3. UDT hereby agrees that in the event that subscriptions of $2,500,000 are received and accepted, then the Placement Agent shall have the right to have one of its representatives be present at all of UDT's board of director (the "BOARD") meetings for a period of one year from the final closing date of the Offering; PROVIDED, HOWEVER, that in the event that the Board intends to discuss or vote upon any matter in which the Placement Agent has a material business or financial interest (other than by reason of its interests as a stockholder of the UDT), the Placement Agent's designated representative may be excluded from that portion of the meeting by a vote of a majority of the directors present. In addition, UDT reserves the right to exclude such representative from access to any meeting or portion thereof (including any documents or other materials related thereto) if UDT believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege or to protect confidential proprietary information. The Placement Agent hereby agrees that any proprietary information obtained by it and/or its observer in connection with such observer's attendance at Board meetings shall be held in confidence and will not be disclosed by the Placement Agent, except to the extent otherwise required by law and any other regulatory process to which the Placement Agent is subject, and will not be used except for purposes of participating in Board meetings.

     4. UDT hereby agrees that the Placement Agent has the right, in its capacity as a placement agent of UDT, to nominate to UDT a candidate for the Board at UDT's next annual shareholder meeting. The Board shall have sole discretion exercised in good faith in determining whether the


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          candidate nominated by the Placement Agent to UDT will be nominated by the Board and named as a director nominee in the proxy statement for UDT's next annual shareholder meeting.

     5. Except as provided herein, all other terms and conditions of the Original Agreement shall remain in full force and effect.

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     This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     IN WITNESS WHEREOF, the undersigned have caused this Amendment no.1 to be duly executed as of that date written above.

                                            UNIVERSAL DETECTION TECHNOLOGY



                                            By: ________________________________
                                                Name:  Jacques Tizabi
                                                Title: Chief Executive Officer


Meyers Associates L.P.
By: Meyer Janssen Securities Corp.
    General Partner


By:_________________________________
       Bruce Meyers
       President